Exhibit 99.1

Moog Inc. ▪ East Aurora, New York ▪ 14052 ▪ 716-652-2000

Press Information

Release Date:	IMMEDIATE	Contact:	Ann Marie Luhr
	November 4, 2022		716-687-4225

MOOG INC. REPORTS FISCAL YEAR END 2022 RESULTS
AND INITIAL GUIDANCE FOR FISCAL YEAR 2023

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B) announced today financial results for the quarter and fiscal year ended October 1, 2022.

Fourth Quarter Highlights

•Sales of $768 million, up 6% from a year ago;
•Operating margin of 8.6% and adjusted operating margin of 10.4%, up 80 basis points from a year ago;
•Effective tax rate of 31.6%;
•Diluted earnings per share of $0.92;
•Adjusted diluted earnings per share of $1.36, up 8% from a year ago; and
•$63 million in cash flow from operating activities and $52 million in adjusted cash flow from operating activities.

Full-Year 2022 Highlights

•Sales of $3.0 billion, up 6% from a year ago;
•Operating margin of 9.3% and adjusted operating margin of 10.2%, up 50 basis points from a year ago;
•Effective tax rate of 23.6%;
•Diluted earnings per share of $4.83;
•Adjusted diluted earnings per share of $5.56, up 14% from a year ago; and
•$247 million in cash flow from operating activities and $147 million in adjusted cash flow from operating activities.

Fiscal 2023 Guidance

•Sales of $3.2 billion, a 5% increase;
•Full year operating margin of 11.0%, up 80 basis points;
•Tax rate of 25.0%;
•Diluted earnings per share of $5.70, plus or minus $0.20; and
•$280 million in cash flow from operating activities.

Segment Results

Aircraft Controls segment revenues in the quarter were $324 million, 9% higher year over year. Commercial aircraft revenues were $137 million, a 39% increase. Sales to commercial OEM customers were $95 million, driven by increases in sales for the Boeing book of business and strength in business jet sales. Commercial aftermarket sales increased 46% on strong repair and overhaul activity and higher 787 and A350 spares.

Military aircraft sales were $186 million, 6% lower year over year. Military OEM sales were down 6%, at $135 million. Supply chain constraints on the F-35 and V-22 programs contributed to the sales reduction. Military aftermarket sales were also off 6%.

Exhibit 99.1
Full-year Aircraft Controls segment sales increased 8%, to $1.26 billion. Commercial aircraft sales were 35% higher on OEM production rates. Commercial aftermarket sales were very strong, up 59%, as the recovery in air traffic accelerated. Total military aircraft sales were off 5%, at $745 million. Military OEM sales totaled $540 million, down 6% from a year ago, mostly tied to slower F-35 activity. Military aftermarket sales were down 1%, as lower F-18 and B-2 repairs were only partially offset by higher V-22 and F-15 repair volume.

Space and Defense segment revenue in the quarter was $217 million, an increase of 9% year over year. Defense sales of $143 million increased 20%. The continued production ramp on the RIwP® turret for M-SHORAD drove the increase. Space sales were down 8%, to $75 million, on slowing hypersonic development and NASA launch vehicle activity.

Space and Defense sales for the year increased 9%, to $872 million. Defense sales of $535 million were 15% higher as the RIwP turret production ramped. Space sales were $338 million, up 1%. Increased spacecraft component and avionics sales were partially offset by decreases in funded development and NASA activity.

Industrial Systems segment revenues in the quarter were $227 million, in line with a year ago. Excluding the impact of foreign exchange movements, underlying sales increased 6%. Sales of products for industrial automation applications were $111 million, up 3% on demand for factory automation equipment. Medical product sales were $62 million, also up 3%, driven by growth of components used by OEMs. Energy sales were mostly flat at $31 million. Sales of simulation and test products were $23 million, down 10%.

Full-year Industrial Systems segment sales were $907 million, up 2%. Excluding the impact of foreign exchange movements, underlying sales increased 5%. Industrial automation sales of $435 million were 2% higher. Energy sales were up 4%, to $126 million. Simulation and test sales increased 12% as the flight simulator market improved. Sales of medical pumps and associated products, at $247 million, were 3% lower.

Consolidated 12-month backlog was $2.3 billion, up 9% from a year ago.

“Fiscal ’22 was a record year for the company in terms of both sales and adjusted earnings per share,” said John Scannell, Chairman and CEO. “Our commercial aircraft business recovered nicely and demand for our products was strong across all our major markets. The disruption from COVID receded during the course of the year but was replaced with supply chain challenges and labor constraints. Despite these challenges, the company performed extremely well. We are excited about our prospects for the future. As we look to fiscal ’23, we anticipate another year of organic growth and margin expansion.”

In conjunction with today’s release, Moog Inc. will host a conference call today beginning at 10:00 a.m. ET, which will be broadcast live over the Internet. John Scannell, Chairman and CEO, and Jennifer Walter, CFO, will host the call.

Listeners can access the call live or in replay mode at www.moog.com/investors/communications. Supplemental financial data will be available on the webcast web page 90 minutes prior to the conference call.

About Moog Inc.
Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, marine and medical equipment. Additional information about the company can be found at www.moog.com.

CAUTIONARY STATEMENT
Information included or incorporated by reference in this press release that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. In evaluating these forward-looking statements, you should carefully consider the factors set forth below.

Exhibit 99.1
Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors and other risks and uncertainties that arise from time to time are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the SEC and include the following:

STRATEGIC RISKS
•We operate in highly competitive markets with competitors who may have greater resources than we possess;
•Our research and development and innovation efforts are substantial and may not be successful, which could reduce our sales and earnings;
•If we are unable to adequately enforce and protect our intellectual property or defend against assertions of infringement, our business and our ability to compete could be harmed; and
•Our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or as we conduct divestitures.

MARKET CONDITION RISKS
•The markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;
•We depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;
•The loss of The Boeing Company or Lockheed Martin as a customer or a significant reduction in sales to either company could adversely impact our operating results; and
•We may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects.

OPERATIONAL RISKS
•A reduced supply, as well as inflated prices, across various raw materials and third-party provided components and sub-assemblies within our supply chain could have a material impact on our ability to manufacture and ship our products, in addition to adversely impacting our operating profit and balance sheet;
•We face various risks related to health pandemics, such as the COVID-19 pandemic, which have had material adverse consequences on our operations, financial position, cash flows, and those of our customers and suppliers;
•If our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted;
•We face, and may continue to face, risks related to information systems interruptions, intrusions and or new software implementations, which may adversely affect our business operations;
•We may not be able to prevent, or timely detect, issues with our products and our manufacturing processes which may adversely affect our operations and our earnings; and
•The failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages.

FINANCIAL RISKS
•We make estimates in accounting for over-time contracts, and changes in these estimates may have significant impacts on our earnings;
•We enter into fixed-price contracts, which could subject us to losses if we have cost overruns;
•Our indebtedness and restrictive covenants under our credit facilities and indenture governing our senior notes could limit our operational and financial flexibility;
•Significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;
•A write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth; and
•Unforeseen exposure to additional income tax liabilities may affect our operating results.

Exhibit 99.1
LEGAL AND COMPLIANCE RISKS
•Contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting standards, and any false claims or non-compliance could subject us to fines, penalties or possible debarment;
•Our operations in foreign countries expose us to currency, political and trade risks and adverse changes in local legal and regulatory environments could impact our results of operations;
•Government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;
•We are involved in various legal proceedings, the outcome of which may be unfavorable to us;
•Our operations are subject to environmental laws and complying with those laws may cause us to incur significant costs; and
•We may face reputational, regulatory or financial risks from a perceived, or an actual, failure to achieve our Environmental, Social and Governance ("ESG") goals.

GENERAL RISKS
•Future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business; and
•Our performance could suffer if we cannot maintain our culture as well as attract, retain and engage our employees.

While we believe we have identified and discussed above the material risks affecting our business, there may be additional factors, risks and uncertainties not currently known to us or that we currently consider immaterial that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to update any forward-looking statement made in this report, except as required by law.

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Net sales	$767,999	$724,285	$3,035,783	$2,851,993
Cost of sales	564,642	528,716	2,211,384	2,076,270
Inventory write-down	191	—	3,598	—
Gross profit	203,166	195,569	820,801	775,723
Research and development	25,209	33,972	109,527	125,528
Selling, general and administrative	111,829	106,697	448,531	412,028
Interest	11,381	8,604	36,757	33,892
Asset impairment	2,125	1,500	18,053	1,500
Restructuring	1,140	—	9,509	—
Loss on sale of businesses	19,492	1,536	3,346	1,536
Gain on sale of building	(9,075)	—	(9,075)	—
Other	(1,969)	580	1,174	(2,535)
Earnings before income taxes	43,034	42,680	202,979	203,774
Income taxes	13,618	8,112	47,802	46,554
Net earnings	$29,416	$34,568	$155,177	$157,220

Net earnings per share
Basic	$0.92	$1.08	$4.85	$4.90
Diluted	$0.92	$1.07	$4.83	$4.87

Average common shares outstanding
Basic	31,945,478	32,104,127	31,977,482	32,112,589
Diluted	32,086,583	32,274,296	32,117,028	32,297,956

Exhibit 99.1

Moog Inc.
RECONCILIATION TO ADJUSTED NET EARNINGS BEFORE TAXES, INCOMES TAXES, NET EARNINGS AND DILUTIVE NET EARNINGS PER SHARE
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
As Reported:
Earnings before income taxes	$43,034	$42,680	$202,979	$203,774
Income taxes	13,618	8,112	47,802	46,554
Effective income tax rate	31.6%	19.0%	23.6%	22.8%
Net earnings	29,416	34,568	155,177	157,220
Diluted net earnings per share	$0.92	$1.07	$4.83	$4.87

Loss on Sale of Businesses:
Earnings before income taxes	$19,492	$1,536	$3,346	$1,536
Income taxes	970	(461)	(3,303)	(461)
Net earnings	18,522	1,997	6,649	1,997
Diluted net earnings per share	$0.58	$0.06	$0.21	$0.06

Gain on Sale of Building:
Earnings before income taxes	$(9,075)	$—	$(9,075)	$—
Income taxes	(2,142)	—	(2,142)	—
Net earnings	(6,933)	—	(6,933)	—
Diluted net earnings per share	$(0.22)	$—	$(0.22)	$—

Pension Curtailment Gain:
Earnings before income taxes	$—	$—	$—	$(5,830)
Income taxes	—	—	—	—
Net earnings	—	—	—	(5,830)
Diluted net earnings per share	$—	$—	$—	$(0.18)

Other Charges:
Earnings before income taxes	$3,457	$5,368	$31,160	$5,368
Income taxes	845	1,227	7,447	1,227
Net earnings	2,612	4,141	23,713	4,141
Diluted net earnings per share	$0.08	$0.13	$0.74	$0.13

As Adjusted:
Earnings before income taxes	$56,908	$49,584	$228,410	$204,848
Income taxes	13,291	8,878	49,804	47,320
Effective income tax rate	23.4%	17.9%	21.8%	23.1%
Net earnings	43,617	40,706	178,606	157,528
Diluted net earnings per share	$1.36	$1.26	$5.56	$4.88
The diluted net earnings per share associated with the adjustments have been calculated individually and in total using the quarterly average outstanding shares in the period in which the adjustments occurred. Accordingly, adjusted diluted net earnings per share may not reconcile when totaled due to rounding.
Results shown above have been adjusted to exclude impacts associated with the sale of a building located in Salt Lake City used in our Industrial Systems operations during 2022, a pension curtailment gain in 2021, and the sale of businesses during each period presented. In addition, inventory write-down charges, asset impairment and restructuring related to the impact of continued portfolio shaping activities and the Ukraine crisis have also been excluded. While management believes that these adjusted financial measures may be useful in evaluating the financial condition and results of operations of the Company, this information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP.

Exhibit 99.1

Moog Inc.
RECONCILIATION OF NET EARNINGS TO ADJUSTED EBITDA
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Net earnings	$29,416	$34,568	$155,177	$157,220
Add back (deduct):
Income taxes	13,618	8,112	47,802	46,554
Interest	11,381	8,604	36,757	33,892
Depreciation	19,070	19,865	75,238	76,671
Amortization	3,153	3,488	13,151	13,488
Loss on sale of businesses	19,492	1,536	3,346	1,536
Gain on sale of building	(9,075)	—	(9,075)	—
Pension curtailment gain	—	—	—	(5,830)
Other Charges:
Inventory write-down	192	—	3,598	—
Asset impairment	2,125	1,500	18,053	1,500
Restructuring and other	1,140	3,868	9,509	3,868
Adjusted EBITDA	$90,512	$81,541	$353,556	$328,899
Adjusted EBITDA is defined as net earnings before income taxes, interest, depreciation, amortization, and other adjustments. Adjusted EBITDA is not a measure determined in accordance with GAAP and may not be comparable with the measures as used by other companies, however management believes this adjusted financial measure may be useful in evaluating the financial condition and results of operations of the Company. This information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP.

Exhibit 99.1

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Net sales:
Aircraft Controls	$323,859	$297,972	$1,256,461	$1,161,238
Space and Defense Controls	217,494	200,018	872,343	799,235
Industrial Systems	226,646	226,295	906,979	891,520
Net sales	$767,999	$724,285	$3,035,783	$2,851,993
Operating profit:
Aircraft Controls	$34,811	$26,193	$123,620	$96,678
	10.7%	8.8%	9.8%	8.3%
Space and Defense Controls	16,102	17,296	86,844	88,333
	7.4%	8.6%	10.0%	11.1%
Industrial Systems	14,986	19,233	72,384	85,948
	6.6%	8.5%	8.0%	9.6%
Total operating profit	65,899	62,722	282,848	270,959
	8.6%	8.7%	9.3%	9.5%
Deductions from operating profit:
Interest expense	11,381	8,604	36,757	33,892
Equity-based compensation expense	2,135	1,041	8,882	7,461
Non-service pension expense (income)	1,673	859	6,072	(2,194)
Corporate and other expenses, net	7,676	9,538	28,158	28,026
Earnings before income taxes	$43,034	$42,680	$202,979	$203,774

Exhibit 99.1

Moog Inc.
RECONCILIATION TO ADJUSTED OPERATING PROFIT AND MARGINS
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Aircraft Controls operating profit - as reported	$34,811	$26,193	$123,620	$96,678
Gain on sale of business	—	—	(16,146)	—
Other charges	—	—	19,484	—
Aircraft Controls operating profit - as adjusted	$34,811	$26,193	$126,958	$96,678
	10.7%	8.8%	10.1%	8.3%

Space and Defense Controls operating profit - as reported	$16,102	$17,296	$86,844	$88,333
Loss on sale of business	4,112	—	4,112	—
Other charges	331	2,510	3,755	2,510
Space and Defense Controls operating profit - as adjusted	$20,545	$19,806	$94,711	$90,843
	9.4%	9.9%	10.9%	11.4%

Industrial Systems operating profit - as reported	$14,986	$19,233	$72,384	$85,948
Loss on sale of business	15,379	1,536	15,379	1,536
Gain on sale of building	(9,075)	—	(9,075)	—
Other charges	3,126	2,858	7,922	2,858
Industrial Systems operating profit - as adjusted	$24,416	$23,627	$86,610	$90,342
	10.8%	10.4%	9.5%	10.1%

Total operating profit - as adjusted	$79,772	$69,626	$308,279	$277,863
	10.4%	9.6%	10.2%	9.7%

Exhibit 99.1

Moog Inc.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	October 1, 2022	October 2, 2021
ASSETS
Current assets
Cash and cash equivalents	$103,895	$99,599
Restricted cash	15,338	1,315
Receivables, net	990,262	945,929
Inventories, net	588,466	613,095
Prepaid expenses and other current assets	60,349	58,842
Total current assets	1,758,310	1,718,780
Property, plant and equipment, net	668,908	645,778
Operating lease right-of-use assets	69,072	60,355
Goodwill	805,320	851,605
Intangible assets, net	85,410	106,095
Deferred income taxes	8,630	17,769
Other assets	36,191	32,787
Total assets	$3,431,841	$3,433,169
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current installments of long-term debt	$916	$80,365
Accounts payable	232,104	200,602
Accrued compensation	93,141	112,703
Contract advances	296,899	263,686
Accrued liabilities and other	215,376	212,005
Total current liabilities	838,436	869,361
Long-term debt, excluding current installments	836,872	823,355
Long-term pension and retirement obligations	140,602	162,728
Deferred income taxes	63,527	64,642
Other long-term liabilities	115,591	112,939
Total liabilities	1,995,028	2,033,025
Shareholders’ equity
Common stock - Class A	43,807	43,803
Common stock - Class B	7,473	7,477
Additional paid-in capital	516,123	509,622
Retained earnings	2,360,055	2,237,848
Treasury shares	(1,047,012)	(1,007,506)
Stock Employee Compensation Trust	(73,602)	(79,776)
Supplemental Retirement Plan Trust	(58,989)	(63,764)
Accumulated other comprehensive loss	(311,042)	(247,560)
Total shareholders’ equity	1,436,813	1,400,144
Total liabilities and shareholders’ equity	$3,431,841	$3,433,169

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(dollars in thousands)

	Twelve Months Ended
	October 1, 2022	October 2, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$155,177	$157,220
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	75,238	76,671
Amortization	13,151	13,488
Deferred income taxes	11,739	8,162
Equity-based compensation expense	8,882	7,461
Loss on sale of business	3,346	1,536
Asset impairment and Inventory write-down	21,651	1,500
Other	(2,257)	(791)
Changes in assets and liabilities providing (using) cash:
Receivables	(86,867)	(73,459)
Inventories	(28,677)	19,576
Accounts payable	43,349	20,520
Contract advances	42,097	59,298
Accrued expenses	(4,445)	2,290
Accrued income taxes	3,070	4,653
Net pension and post retirement liabilities	18,093	12,503
Other assets and liabilities	(26,745)	(17,402)
Net cash provided by operating activities	246,802	293,226
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(11,832)	(77,600)
Purchase of property, plant and equipment	(139,431)	(128,734)
Net proceeds from businesses and buildings sold	70,612	14,675
Other investing transactions	(2,668)	502
Net cash used by investing activities	(83,319)	(191,157)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving lines of credit	840,475	799,950
Payments on revolving lines of credit	(827,801)	(838,936)
Proceeds from long-term debt	—	78,700
Payments on long-term debt	(80,364)	(68,080)
Payments on finance lease obligations	(2,524)	(2,156)
Payment of dividends	(32,970)	(32,106)
Proceeds from sale of treasury stock	18,414	10,866
Purchase of outstanding shares for treasury	(48,558)	(31,673)
Proceeds from sale of stock held by SECT	13,250	679
Purchase of stock held by SECT	(14,830)	(4,239)
Net cash used by financing activities	(134,908)	(86,995)
Effect of exchange rate changes on cash	(10,256)	768
Increase in cash, cash equivalents and restricted cash	18,319	15,842
Cash, cash equivalents and restricted cash at beginning of period	100,914	85,072
Cash, cash equivalents and restricted cash at end of period	$119,233	$100,914